Exhibit 99.1

Avalon GloboCare Advances Proposed Merger with YOOV with Filing of Registration Statement

FREEHOLD, N.J., April 29, 2025 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a commercial-stage company dedicated to developing and delivering precision diagnostic consumer products, and YOOV Group Holding Limited (“YOOV”), a provider of highly advanced artificial intelligence (“AI”) automation solutions, jointly announced the filing with the U.S. Securities and Exchange Commission (“SEC”) of a registration statement on Form S-4 in connection with the proposed Merger (as defined below).

As previously announced, Avalon, Nexus MergerSub Limited, a business company incorporated in the British Virgin Islands and a wholly owned subsidiary of Avalon (“Merger Sub”) and YOOV, a business company incorporated in the British Virgin Islands, entered into an Agreement and Plan of Merger, dated March 7, 2025 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into YOOV, with YOOV surviving the merger (the “Surviving Corporation”) and becoming a wholly owned direct subsidiary of Avalon (the “Merger”). The Merger will result in a publicly-traded company focused on empowering organizations of all sizes to optimize operations, reduce costs, and enhance service delivery through Artificial Intelligence-as-a-Service (AIaaS) solutions, specializing in intelligent business automation.

The closing of the transactions contemplated by the definitive agreement is subject to certain conditions, including, without limitation, the approval of the stockholders of Avalon and the approval by the Nasdaq Stock Market of the listing of YOOV following the closing of the Merger.

About YOOV Group Holding Limited

YOOV is an Artificial Intelligence-as-a-Service (AIaaS) platform specializing in intelligent business automation, integrating AI, process and data into one platform to make business operations easy, efficient, and effortless. YOOV empowers businesses of all sizes to use AI without the need for extensive resources or technical expertise. By integrating AI with its no-code workflow automation platform, YOOV delivers versatile solutions tailored to meet the diverse needs of various industries. Over the years, YOOV has been growing rapidly with a strong global presence.

Beyond its core AI automation solutions, YOOV extends its offerings into financial and insurance services through its subsidiaries, YOOV Capital Limited and YOOV Insurance Services Limited. These subsidiaries leverage YOOV’s commercial data insights to provide credit evaluation and insurance brokerage services, further enhancing the YOOV ecosystem and delivering added value to clients.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial-stage company dedicated to developing and delivering precision diagnostic consumer products and the advancement of intellectual property in cellular therapy. Avalon is currently marketing the KetoAir™ breathalyzer device and plans to develop additional diagnostic uses of the breathalyzer technology. The KetoAirTM is registered with the U.S. Food and Drug Administration as a Class I medical device. In addition, Avalon owns and operates commercial real estate.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any proxy, consent, authorization, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Additional Information About the Proposed Merger for Investors and Shareholders

This communication relates to the proposed merger of Avalon and YOOV (the “proposed Merger”). In connection with the proposed Merger, Avalon has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 that contains a preliminary prospectus and preliminary proxy statement of Avalon (the “proxy statement/prospectus”). This Registration Statement has not yet been declared effective and Avalon has filed or may file other documents regarding the proposed Merger with the SEC. This press release is not a substitute for the proxy statement/prospectus or for any other document that Avalon has filed or may file with the SEC in connection with the proposed Merger. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED MERGER. A definitive proxy statement/prospectus will be sent to Avalon’s stockholders. Investors and security holders will be able to obtain these documents (when available) free of charge from the SEC’s website at www.sec.gov. In addition, investors and stockholders should note that Avalon communicates with investors and the public using its website (https://www.avalon-globocare.com), the investor relations website (https://www.avalon-globocare.com/investors) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Avalon with the SEC, and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

Participants in the Solicitation

Avalon, YOOV and their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies from Avalon and YOOV stockholders in respect of the proposed Merger. Information about Avalon’s directors and executive officers is available in Avalon’s Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 31, 2025. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, has been and will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Merger when they become available. Investors should read the definitive proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC and Avalon as indicated above.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. These statements are only predictions. Avalon and YOOV have based these forward-looking statements largely on their then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of Avalon’s and YOOV’s control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) the risk that the conditions to the closing or consummation of the proposed Merger are not satisfied, including the failure to obtain stockholder approval for the proposed Merger; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Avalon and YOOV to consummate the transactions contemplated by the proposed Merger; (iii) risks related to Avalon’s and YOOV’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed Merger, as applicable, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed Merger by either Avalon or YOOV; (v) the effect of the announcement or pendency of the proposed Merger on Avalon’s or YOOV’s business relationships, operating results and business generally; (vi) costs related to the proposed Merger; (vii) the outcome of any legal proceedings that may be instituted against Avalon, YOOV, or any of their respective directors or officers related to the Merger Agreement or the transactions contemplated thereby; (vii) the ability of Avalon or YOOV to protect their respective intellectual property rights; (viii) competitive responses to the proposed Merger; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) whether the combined business of YOOV and Avalon will be successful; (xi) legislative, regulatory, political and economic developments; and (xii) additional risks described in the “Risk Factors” section of Avalon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Registration Statement on Form S-4 filed with the SEC and subsequent filings made with the SEC. Additional assumptions, risks and uncertainties are described in detail in Avalon’s registration statements, reports and other filings with the SEC, which are available on Avalon’s website, and at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither Avalon nor YOOV can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Avalon and YOOV undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com

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